                              SETTLEMENT AGREEMENT
                              --------------------


          THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into as of June 21, 1994 among JOHN GARAMENDI, as Insurance Commissioner of the State of California, solely in his capacity as conservator, rehabilitator and liquidator (the "Rehabilitator") of Executive Life Insurance Company ("ELIC"), and the BASE ASSETS TRUST (the "Trust"), on the one hand, and CHECKER MOTORS CO., L.P., a Delaware limited partnership (the "Partnership"), CHECKER MOTORS CORPORATION, a New Jersey corporation and the general partner of the Partnership ("Motors"), CHECKER HOLDING CORP. III, a Delaware corporation ("Holding"), and INTERNATIONAL CONTROLS CORP., a Florida corporation ("ICC"; the Partnership, Motors, Holding and ICC being hereinafter referred to as the "Checker Entities", jointly, and "Checker Entity", separately), on the other hand.

                                    RECITALS
                                    --------

          WHEREAS, by order of the Superior Court for the County of Los Angeles County (the "Court") on April 11, 1991, the Rehabilitator was appointed conservator of ELIC; and

          WHEREAS, the Checker Entities and ELIC are parties to an Amended and Restated Partnership Agreement dated the 5th day of March, 1986, as amended on July 28, 1989 and purportedly on June 25, 1991 (the "Partnership Agreement"); and

          WHEREAS, the Checker Entities have filed a claim with the Insurance Commissioner in Michigan, as ancillary receiver of ELIC (the "Ancillary Receiver"); and

          WHEREAS, the Rehabilitator has filed a lawsuit against the Checker Entities in the Court, in Case No. BS 006912 in which, among other things, the Rehabilitator has challenged the enforceability of the purported June 25, 1991 amendment to the Partnership Agreement and the claim filed with the purported Ancillary Receiver (the "Lawsuit"); and

          WHEREAS, certain disputes have arisen as to the relative rights of certain of the Checker Entities, on the one hand, and the Rehabilitator, ELIC and the Trust, on the other hand, in the Partnership, certain of which disputes are being litigated in the Court; and

          WHEREAS, the Checker Entities, the Rehabilitator, ELIC and the Trust desire to end the litigation and settle their disputes on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Checker Entities and the Rehabilitator and the Trust hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

          1.1 DEFINITIONS. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Partnership Agreement.

                                   ARTICLE II

                                SALE OF INTERESTS
                                -----------------

          2.1 INTERESTS TO BE SOLD. Subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Rehabilitator and the Trust shall sell, assign, transfer and deliver to Motors or another Checker Entity designated by Motors, and Motors or such designee shall purchase from the Rehabilitator and the Trust, the entire interest of the Rehabilitator, ELIC and the Trust in the Partnership (including, without limitation, the Limited Partner's Capital Account, the Excess Capital Account and their interest, if any, in the assets, the earnings and the Profits of the Partnership, in each case past, present or future) (the "Interest"), which shall be delivered by the Rehabilitator, ELIC and the Trust free and clear of any liens, claims, charges or encumbrances of any nature whatsoever, for a purchase price of $37,000,000 (the "Purchase Price").

          2.2 CLOSING. The Closing will take place on the date (the "Closing Date") immediately following, and, unless waived by the Checker Entities, is expressly conditioned on, the closing of and receipt of the cash proceeds of (i) the sale by ICC of $140,000,000 principal amount of its Senior Secured Notes due 2002 and of 125,000 Units, each Unit consisting of $1,000 of ICC's Senior Subordinated Notes due 2004 and a warrant to purchase 4.25 shares of ICC's common stock (the "Offerings") and (ii) the initial borrowing by ICC and its subsidiaries pursuant to a loan agreement between ICC and NBD Bank, N.A., as Agent for certain lenders (the "Borrowing"), providing for a term loan in the amount of $50,000,000 and a revolving credit loan in the amount of $95,000,000. At the Closing:

                 (a) the Checker Entities shall deliver to the Trust the Purchase Price by wire transfer of funds;

                 (b) the Rehabilitator and the Trust shall deliver to Motors an Assignment of Partnership Interest (the "Assignment") in the form attached hereto as Exhibit A;

                 (c) the Checker Entities and the Rehabilitator shall execute the Stipulation of Dismissal (the "Stipulation") in the form attached hereto as Exhibit B, which shall be filed promptly by the Rehabilitator;

                 (d) the Checker Entities shall execute and deliver to the Rehabilitator the Withdrawal of Claim (the "Withdrawal of Claim") in the form attached hereto as Exhibit C (which shall be filed by the Rehabilitator immediately following the filing of the Stipulation) and, regardless of whether such Withdrawal of Claim is filed, shall agree to take no further action to pursue such claim; and

                 (e) the Checker Entities, on the one hand, and the Rehabilitator and the Trust, on the other hand, shall each execute and deliver to the other a Release in the form attached hereto as Exhibit D or E, as appropriate.

          2.3 FURTHER COVENANTS AND ASSURANCES. (a) After the Closing, the Rehabilitator, the Trust and the Checker Entities shall from time to time execute and deliver such other instruments and documents and take such other actions as each may reasonably request to evidence and consummate the transactions contemplated by this Agreement.

                 (b) At any time after the Closing, Motors may transfer all of the assets, business and operations of the Partnership, as substantially constituted on the date of this Agreement and as those assets or proceeds of those assets may be constituted following replacement, retirement or substitution in the ordinary course of business ("Partnership Assets"), to Motors and/or one or more corporations or partnerships entirely owned and controlled by Motors and/or its wholly-owned subsidiaries ("Partnership Successors"); provided that such corporation(s) or partnership(s) (i) (if other than Motors) are established solely for the purpose of owning and operating the Partnership Assets and carrying on the Partnership business, (ii) shall not, until the expiration of five years from the Closing Date, acquire or carry on any business or operations of a type not currently being carried on by the Partnership, (iii) shall maintain books and records reasonably necessary or appropriate to enable Motors to perform its obligations under this Paragraph 2.3, and (iv) (if other than Motors) shall assume all obligations of Motors hereunder.

                 (c)  Until the expiration of five years from the Closing Date
(i) without the prior written consent of the Trust, neither any of the Checker Entities, any Motors designee that acquires all or any portion of the Interest under this Agreement, nor any Partnership Successor or other transferee of Partnership Assets (other than transferees in the ordinary course of business) shall enter into, become a party to, or become liable in respect of, any contract, agreement or undertaking with any Affiliate except in the ordinary course of business and on terms not less favorable to such person than those which could be obtained if such contract, agreement or undertaking were an arm's length transaction with a person other than an Affiliate. (The foregoing, however, shall not apply to such contracts, agreements and undertakings set forth in Schedule I hereto, which are in effect on the date of this Agreement); and (ii) the Checker Entities shall, and any Partnership Successor shall be required to covenant and agree to, operate the businesses of the Partnership in good faith and exercising reasonable business judgment.

                 For purposes of this clause (c), the term "Affiliate" shall mean (A) any person controlling, controlled by or under common control with any other person, where "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other-wise; or (B) any person having beneficial ownership of 5% or more of any of the Checker Entities, any Motors designee that acquires the Interest under this Agreement, or any Partnership Successor.

                 (d) (i) If a Triggering Event (as defined below) occurs within five years of the Closing Date, Motors, at its own cost, shall promptly calculate, in accordance with the provisions of and as if the Partnership had continued operating under the Partnership Agreement (the "Calculation"), the capital accounts of Motors and ELIC (A) without giving effect to dispositions of assets contemplated by Section 2.3(b) of this Agreement, (B) as if the Partnership had continued in accordance with the Partnership Agreement and ELIC had remained the sole participating Limited Partner in good standing as a Limited Partner at all relevant times (without regard to any alleged defaults with respect thereto) and Motors the sole General Partner from the date of inception of the Partnership until the date of the Triggering Event and, consistent therewith, by including any and all allocations of Net Income and Net Loss that would have been allocated to ELIC as a Limited Partner, pursuant to the Partnership Agreement, from the inception of the Partnership to the date of the Triggering Event, which allocations shall be added to or subtracted from ELIC's Capital Account, as appropriate and without duplication; (C) without increasing or decreasing ELIC's Capital Account or any distributions as a result of the addition or withdrawal of any Partners with respect to the Partnership; and (D) without reduction of ELIC's Capital Account for the Purchase Price. The Rehabilitator and the Trust shall then be entitled to a payment from the Checker Entities, each being jointly and severally liable therefor, in addition to the payment of the Purchase Price received on the Closing Date, equal to the positive difference between (x) the amount of ELIC's Capital Account (as calculated under the terms of this Agreement) on the date of the Triggering Event and (y) the future value of the Purchase Price, calculated at 15% per annum from the Closing Date to the date of the Triggering Event. All payments hereunder shall be made in cash only and shall be payable to the Trust. If the consideration received by the Checker Entities upon the consummation of a Triggering Event includes property or securities other than cash, such property or securities shall be valued in good faith by the board of directors of Motors at their fair market value for purposes of determining the amount to which the Trust is entitled.

                      (ii) Motors or the Partnership Successor, as the case may be, shall deliver the Calculation to the Rehabilitator and the Trust, together with a report (the "Report") of the independent accountants of the Partnership confirming that the Calculation complies with the provisions of the Partnership Agreement as in effect on the date hereof, with such modification thereto as are set forth in clause (i) above. In the event that the Rehabilitator or the Trust notifies Motors in writing, within 30 days of its receipt of the Calculation and the Report, that it does not agree with the Calculation, then the Rehabilitator and/or the Trust may select an independent accountant to review the Calculation. ICC and Motors agree to co-operate fully with the Trust's and the Rehabilitator's independent accountant by, among other things, making available to such independent accountant all documents, including books, records, financial statements and workpapers relating to the Triggering Event, the Calculation, all assumptions used in making the Calculation and the financial condition of the Partnership (or its successor) from the Closing Date to the date of the Triggering Event. In the event that the Trust's and the Re-habilitator's independent accountant's calculation of the amount due to ELIC differs from the amount included in the Calculation by more than five percent and the parties cannot resolve the difference within twenty-one days, then the parties agree to resolve the dispute in the following manner. The respective independent accountants for the Checker Entities and the Rehabilitator/Trust shall appoint a mutually acceptable independent accountant ("Umpire"), who shall have forty-five days to resolve the dispute, and whose decision shall be final, binding and not appealable to any court or other forum. If the respective independent accountants for the Checker Entities and Rehabilitator/Trust, however, are unable to agree upon the selection of an Umpire, then the New York office of the largest firm of independent auditors which does not provide services to any of the parties to this Agreement shall serve as the Umpire. If the Umpire is retained pursuant to this section, its cost shall be borne by the party whose independent accountant was not within ten percent of the Umpire's calculation. If both parties were within ten percent of the Umpire's calcu-lation, then each side will bear half of the Umpire's costs. Nothing con-tained in the foregoing shall be deemed to prevent the Checker Entities from consummating the Triggering Event, and the acceptance by the Trust of any payment upon consummation of a Triggering Event shall not be deemed a waiver of its right to challenge the Calculation in the manner set forth herein.

                 (e) A "Triggering Event" shall refer to any or all of the following:

                      (i) at any time prior to the transfer of the Partnership Assets from the Partnership to one or more Partnership Successors pursuant to
Section 2.3(b) hereof, upon (A) a sale or other transfer of all or substantially all of the Partnership Assets, whether in a single sale or transfer or as a result of more than one sale or transfer that results in the aggregate in the sale or transfer of all or substantially all of the Partnership Assets, or (B) any transfer by ICC of any immediate or mediate ownership of any Partner, directly or indirectly, whether as a result of a change of ownership or control, merger, consolidation, reorganization or other change of corporate form, sale of all or substantially all of the assets of such Partner or any other disposition with respect to such Partner, provided that a Triggering Event shall not occur upon any such transfer under (B) above if such transfer would have been per-mitted by Section 8.2 of the Partnership Agreement or otherwise under the Partnership Agreement and if the transferee expressly agrees in writing to be bound by the terms and conditions of this Agreement; or

                      (ii) at any time upon or after the transfer of the Partnership Assets from the Partnership to one or more Partnership Successors, upon (A) a sale of all or substantially all of the Partnership Assets by any Partnership Successor, any of the Checker Entities or any wholly-owned subsidiary thereof, whether in a single sale or transfer or as a result of more than one sale or transfer that results in the aggregate in a sale or transfer of all or substantially all of the Partnership Assets; or (B) any transfer of the immediate or mediate ownership of any Partnership Successor, any of the Checker Entities or any wholly-owned subsidiary thereof, directly or indirectly, whether as a result of a change of ownership or control, merger, consolidation, reorganization or other change of corporate form, that removes from ICC's direct or indirect ownership all or substantially all of the Partnership Assets. Notwithstanding the foregoing, neither the sale to the public of the securities of ICC, any Checker Entity, or any Partnership Successor nor the sale or other transfer by any shareholder of ICC of shares of ICC stock shall constitute a Triggering Event.

                 (f) If the Closing shall not have occurred on or before September 30, 1994, then, after such date, the Rehabilitator and the Trust shall have the right to sell the Interest or any part thereof to any person on such terms and conditions as the Rehabilitator and the Trust may deem appropriate in accordance with the provisions hereof. The Rehabilitator and the Trust shall deliver written notice to Motors not less than forty-five days prior to the closing of the proposed sale describing the terms and conditions thereof ("Notice of Third Party Sale"). Motors shall have the right, by notifying the Rehabilitator and the Trust in writing within fifteen days from the date of the Notice of Third Party Sale, to purchase the Interest, or portion so offered, on the same terms and conditions set forth in the Notice of Third Party Sale ("Election Notice"), and shall thereby be contractually bound to purchase the Interest, or portion thereof proposed to be sold, on those terms and conditions. If Motors does not deliver the Election Notice to the Rehabilitator and the Trust or if Motors otherwise fails to close the transactions under the Election Notice within thirty days from the date of the Election Notice, notwithstanding anything in this Agreement or in the Partnership Agreement to the contrary, the Rehabilitator and the Trust shall have the right to dispose of the Interest, or portion thereof proposed to be sold, substantially on the terms and conditions set forth in the Notice of Third Party Sale. If for any reason any proposed sale shall not be completed, this Agreement (including this Section) shall continue to remain in full force and effect between the parties hereto.

                 (g) Notwithstanding any transfer of Partnership Assets or any transfer of the assets, ownership or control of Motors, any Motors designee that acquires the Interest under this Agreement, or any Partnership Successor, ICC shall remain jointly and severally obligated under this Agreement with Motors, any Motors designee that acquires the Interest under this Agreement, any Partnership Successor, or any of their respective successors or assigns.

                 (h) The Checker Entities agree that until the Closing Date they shall continue to make quarterly payments in the same amount as have been made since June 1991, which payments shall not reduce the Purchase Price.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                          -----------------------------
                             OF THE CHECKER ENTITIES
                             -----------------------

          Each of the Checker Entities hereby represents and warrants to the Rehabilitator and the Trust as follows:

          3.1 AUTHORITY. Such Checker Entity has the corporate or partnership power and authority to execute and deliver this Agreement and perform its obligations hereunder.

          3.2 BINDING EFFECT. This Agreement has been duly and validly authorized, executed and delivered by such Checker Entity and constitutes the legal, valid and binding obligation of such Checker Entity, enforceable against such Checker Entity in accordance with its terms. Neither the execution and delivery of this Agreement by such Checker Entity, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the provisions hereof will (i) conflict with or result in a breach of any provision of such entity's Certificate of Incorporation or Bylaws or the Partnership Agreement, (ii) conflict with or result in the breach of any term, condition or provision of, or constitute a default under, upon the giving of notice or the termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of such Checker Entity pursuant to, or otherwise require the consent of any Person under, any agreement or obligation to which such Checker Entity is a party or by which any of its properties or assets may be bound, or (iii) violate or conflict with (or require any filing, notification, report, approval or other similar matter under) any laws applicable to such Checker Entity or any of its properties or assets.

          3.3 NO CONTRAVENTION OF OFFERINGS OR BORROWING. The execution, delivery and performance by Motors of this Agreement shall not conflict with or result in a default under, with the passage of time, the giving of notice, or both, any material agreement, indenture, instrument or other document pertaining to the Offerings, or the Borrowing to which any of the Checker Entities is a party or by which any of their properties are bound.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------
                         THE REHABILITATOR AND THE TRUST
                         -------------------------------


          4.1 The Rehabilitator hereby represents and warrants to the Checker Entities as follows:

                 4.1.1 AUTHORITY. The Rehabilitator has full power and authority to execute and deliver this Agreement and perform his obligations hereunder.

                 4.1.2 BINDING EFFECT. This Agreement has been duly and validly authorized by any and all parties whose authorization is required by the laws of the State of California and by the Court, and has been duly executed and delivered by the Rehabilitator and constitutes the legal, valid and binding obligation of the Rehabilitator and ELIC enforceable against the Rehabilitator and ELIC in accordance with its terms. Neither the execution and delivery of this Agreement by the Rehabilitator, nor the consummation by the Rehabilitator of the transactions contemplated hereby, nor compliance by the Rehabilitator with any of the provisions hereof will (i) conflict with or result in the breach of any term, condition or provision of, or constitute a default under, upon the giving of notice or the lapse of time or otherwise, give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of ELIC pursuant to, or otherwise require the consent of any Person under, any agreement or obligation to which the Rehabilitator or ELIC is a party or by which any of ELIC's properties or assets may be bound, or (ii) violate or conflict with (or require any filing, notification, report, approval (including, without limi-tation, Court consent or approval) or other similar matter under) any laws applicable to the Rehabilitator or ELIC or any of ELIC's properties or assets.

          4.2 The Trust hereby represents and warrants to the Checker Entities as follows:

                 4.2.1 AUTHORITY. The Trust has full power and authority to execute and deliver this Agreement and perform its obligations hereunder.


                 4.2.2 BINDING EFFECT. This Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms. Neither the execution and delivery of this Agreement by the Trust, nor the consummation by the Trust of the transactions contemplated hereby, nor compliance by the Trust with any of the provisions hereof will (i) conflict with or result in the breach of any term, condition or provision of, or constitute a default under, upon the giving of notice or the lapse of time or otherwise, give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, or otherwise require the consent of any Person under, any agreement or obligation to which the Trust is a party or by which any of the Trust's properties or assets may be bound, or (ii) violate or conflict with (or require any filing, notification, report, approval (including, without limitation, Court consent or approval) or other similar matter under) any laws applicable to the Trust or any of the Trust's properties or assets.

                                    ARTICLE V

                          CONDITIONS TO THE OBLIGATIONS
                          -----------------------------
                             OF THE CHECKER ENTITIES
                             -----------------------

          The obligation of the Checker Entities to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or before the day of the Closing (the "Closing Date") of each of the following conditions:

          5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Rehabilitator and the Trust contained herein shall be true and accurate in all material respects at and as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

          5.2 PERFORMANCE. The Rehabilitator and the Trust shall have per-formed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

          5.3 CERTIFICATES. The Rehabilitator and the Trust shall have fur-nished the Checker Entities with such certificates to evidence compliance with the conditions set forth in this Article V as may be reasonably requested by the Checker Entities.

          5.4 OPINION OF COUNSEL. The Rehabilitator and the Trust shall have furnished the Checker Entities with an opinion of counsel in form reasonably acceptable to the Checker Entities covering the matters set forth on Exhibits F-1 and F-2, respectively, annexed hereto.

          5.5 DELIVERIES COMPLETE. The Rehabilitator and the Trust shall have delivered the Assignment and the Stipulation.

          5.6 TRANSFER TAXES. The Rehabilitator and the Trust shall have provided the Checker Entities with evidence satisfac-tory to them of the payment of, or the non-liability of the Checker Entities for, any transfer, stamp or other similar taxes payable in connection with the transfer of the Interest pursuant to this Agreement.

          5.7 CLOSING OF THE OFFERINGS. ICC shall have received the proceeds of the Offering and the Borrowing.

          5.8 RELEASE. The Rehabilitator and the Trust shall have executed and delivered a Release in the form annexed hereto as Exhibit D.

If the Rehabilitator has transferred the Interest to the Trust prior to the Closing Date, then the Checker Entities shall be deemed to have waived all of the foregoing conditions (to the extent they apply to the Rehabilitator) except for the delivery of the Stipulation and the Release.

                                   ARTICLE VI

                        CONDITIONS TO THE REHABILITATOR'S
                        ---------------------------------
                           AND THE TRUST'S OBLIGATIONS
                          ----------------------------

          The obligation of the Rehabilitator and the Trust to consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver on or before the Closing Date of each of the following conditions:

          6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Checker Entities contained herein shall be true and accurate in all material respects at and as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date.

          6.2 PERFORMANCE. The Checker Entities shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.


          6.3 CERTIFICATES. The Checker Entities shall have furnished the Rehabilitator and the Trust with such certificates of its authorized representative to evidence compliance with the conditions set forth in this
Article VI as may be reasonably requested by the Rehabilitator.

          6.4 OPINION OF COUNSEL. The Checker Entities shall have furnished the Rehabilitator and the Trust with an opinion of counsel in form reasonably satisfactory to the Rehabilitator and the Trust covering the matters set forth in Exhibit G annexed hereto.

          6.5 DELIVERIES COMPLETE. The Checker Entities shall have delivered the Purchase price, the Stipulation and the Withdrawal of Claim.

          6.6 RELEASE. Each of the Checker Entities shall have delivered a Release in the form annexed hereto as Exhibit E.

If the Rehabilitator has transferred the Interest to the Trust prior to the Closing Date, then the Rehabilitator shall be deemed to have waived all of the foregoing conditions except those included in Sections 6.5 and 6.6.

                                   ARTICLE VII

                           EFFECT OF FAILURE OF CONDI-
                           ---------------------------
                           TIONS TO OCCUR OR BE WAIVED
                           ---------------------------

          If the Closing shall not have occurred within seven months of the execution of this Agreement, then the Rehabilitator, ELIC and the Trust, on the one hand, and/or the Checker Entities, on the other hand, shall be entitled to terminate this Agreement by giving notice to the other ("Notice Party") so long as the Notice Party has not caused through any act within its control the Agreement not to close. Upon termination of this Agreement, (a) this Agreement shall be null and void except for the provisions of Section 2.3(f) and this
Article VII; (b) the Interest, if not previously assigned to the Trust, shall be assigned to the Trust and the Trust shall be admitted to the Partnership as a Limited Partner and shall be treated as a non-defaulting Partner from the date of the Partnership's formation through the date of its admission pursuant to this Article VII and thereafter in accordance with the terms of the Partnership Agreement as in effect on the date hereof, and, accordingly, the Capital Account of the Limited Partner shall be restated to an amount equal to the Capital Account the Limited Partner would have had if it had not been treated as a defaulting Partner for any period; PROVIDED, HOWEVER, that (i) the Limited Partner's Capital Account shall be reduced (without duplication with respect to the foregoing) for the principal component of the distributions by the Partnership to the Limited Partner as a defaulting Partner and pursuant to
Section 2.3(h) of this Agreement; and (ii) the Limited Partner shall have no right to distributions in excess of those received by it either as a Partner (including as a defaulting Partner) or pursuant to the terms of this Agreement;
(c) the Stipulation and the Withdrawal of Claim shall be delivered and filed as set forth in Paragraphs 2.2(c) and (d) and the Releases in the forms attached hereto as Exhibits D and E shall be delivered; (d) the Trust and Motors shall amend the Partnership Agreement, to be effective with respect to all distributions after December 31, 1993, to provide that notwithstanding anything in Section 4.5 thereof to the contrary, distributions to the General Partner may reduce the General Partner's Capital Account below zero and the General Partner shall not be required to repay any such excess distribution pursuant to Section 4.6; PROVIDED, HOWEVER, that the Checker Entities shall jointly and severally guaranty the obligations of the General Partner pursuant to Section 2.1.3 of the Partnership Agreement in an amount equal to the cash distributions to the General Partner after December 31, 1993 pursuant to Section 4.4.6 of the Partnership Agreement, PROVIDED THAT, for purposes of determining the amount owed under the guaranty only, the positive balance in the General Partner's Capital Account shall be increased, or the negative balance in the General Partner's Capital Account shall be reduced, by the difference between the value of the Partnership's medallions on the date hereof (which, based on the good faith determination of ICC, are valued at $38,000 per medallion) and the value of such medallions (including all amounts received from sales or other transfers of medallions after the date hereof) on the date the Partnership is terminated.

                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

          8.1 WAIVERS AND AMENDMENTS. This Agreement may not be amended or terminated except upon the written consent of all parties. By an instrument in writing, a party may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform; PROVIDED, HOWEVER, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

          8.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          8.3 ASSIGNMENT; SUCCESSORS AND ASSIGNS. Each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any right or obligation under this Agreement except as specifically permitted hereunder. Any purported assignment, transfer, or delegation in violation of this paragraph shall be null and void. Subject to the foregoing limits on assignment and delegation, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.

          8.4 ENTIRE AGREEMENT. The parties intend that the terms of this Agreement (including the Exhibits hereto) shall be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

          8.5 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement, or the application hereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

          8.6 GENDER; NUMBER. Whenever the context of this Agreement requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural.

          8.7 CAPTIONS. The section and other headings used in this Agreement are for reference purposes only and shall not constitute a part hereof or affect the meaning or interpretation of this Agreement.

          8.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

          8.9 EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each party shall pay all expenses incurred by it or on its behalf in connection with the Agreement and the transactions contemplated hereby.

          8.10 NOTICES. Any notice or communication required or permitted hereunder shall be sufficiently given if in writing and (i) delivered in person or by overnight delivery or courier service, (ii) sent by facsimile, or (iii) deposited in the United

States mail, by certified mail postage prepaid and return receipt requested (provided that any notice given pursuant to clause (ii) is also confirmed by the means described in clause (i) or (iii)), as follows:

          To the Rehabilitator:





          To the Trust:









          To the Checker Entities:   Checker Motors Corporation
                                     2016 North Pitcher Street
                                     Kalamazoo, Michigan  49007
                                     Attn:  David R. Markin
                                            President
                                     Tel.   (616) 343-6121
                                     Fax.   (616) 343-1660


          with a copy to:            Hutton Ingram Yuzek Gainen
                                       Carroll & Bertolotti
                                     250 Park Avenue
                                     New York, New York 10177
                                     Attn:  Paulette Kendler
                                     Tel.   (212) 907-9650
                                     Fax.   (212) 907-9682


Such notice or other communication shall be deemed given when so delivered personally, or sent by facsimile transaction, or, if sent by overnight delivery or courier service, the business day after being sent from within the United States, or if mailed, four days after the date of deposit in the United States mails.

          8.11   RECOVERY OF COSTS AND ATTORNEYS' FEES.
                 (a) Except as provided in Paragraph 2.3(d)(ii), any disputes arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration to be held in Los Angeles, California, in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator ("Arbitrator") shall be a party mutually acceptable to the Checker Entities, the Rehabilitator and the Trust; PROVIDED, HOWEVER, that if they cannot agree on an arbitrator, the Regional Director of the American Arbitration Association shall choose the Arbitrator. The Arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the Arbitrator shall be final, conclusive, and binding on the parties to the arbitration. Judgment may be entered on the Arbitrator's decision in any court having jurisdiction.

                 (b) Any prevailing party or parties described in Section 8.11(a) above shall be entitled to reasonable attorneys' fees and any other costs incurred in enforcing, or on appeal from, a judgment entered with respect to any arbitration described in Section 8.11(a), separately from and in addition to any other amount included in such judgment. This Section 8.11 shall be severable from the other provisions of this Agreement and shall survive and not be merged into any such judgment.

          8.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

          8.13 SECTION 1654 INTERPRETATION. This Agreement has been negotiated at arm's length and between persons sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including California Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties and this Agreement.

          8.14 AVAILABILITY OF EQUITABLE REMEDIES. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to him, to an injunction granted by the Arbitrator restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to this issuance of such injunction and to the ordering of specific performance.

          8.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              CHECKER MOTORS CO., L.P.
                              By:  Checker Motors Corporation
                                   General Partner

                              By: /s/ David R. Markin
                                 ______________________________
                                   Name:  David R. Markin
                                   Title: President


                              CHECKER MOTORS CORPORATION

                              By: /s/ David R. Markin
                                 ______________________________
                                   Name:  David R. Markin
                                   Title: President


                              CHECKER HOLDING CORP. III

                              By: /s/ David R. Markin
                                  ______________________________
                                   Name:  David R. Markin
                                   Title: President


                              INTERNATIONAL CONTROLS CORP.

                              By: /s/ David R. Markin
                                  ______________________________
                                   Name:  David R. Markin
                                   Title: President

/s/ John Garamendi
___________________________________
JOHN GARAMENDI, in his capacity as
Rehabilitator, but not Individually


BASE ASSETS TRUST

By: /s/ John Garamendi
   ________________________________
   Trustee  John Garamendi


By: /s/ Thomas Arnold
   ________________________________
   Trustee   Thomas Arnold


By: /s/ Anthony Buonoguro
   ________________________________
   Trustee  Anthony Buonoguro

                                   SCHEDULE I

                             AFFILIATE TRANSACTIONS


          As of December 31, 1993, American Country Insurance Company holds $0.9 million principal amount of Enhance Financial Services Group Inc., 7% Notes due December 1, 1996, of which company Mr. Markin and Mr. Tessler are directors.

          Each of Messrs. Markin, Solomon, Tessler and Thomas provides consulting services to Yellow Cab Company and each receives for such services (commencing in January 1988) $10,000 per month. Messrs. Solomon, Tessler and Thomas also provide consulting services (a) to Motors for which they each receive monthly fees of $5,000 (commencing in January 1988) and (b) to Country for which they each receive monthly fees of approximately $18,300. Mr. Markin serves as a consultant to Chicago AutoWerks, a division of Checker L.P., for which he receives monthly fees of approximately $1,200 (commencing in January
1988), and to Country, for which he receives monthly fees of approximately
$4,600.

          Frances Tessler, the wife of Allan R. Tessler, is employed by Smith Barney Shearson which executes trades for Country's investment portfolio. During 1993 and 1992, Mrs. Tessler received for her services approximately $78,000 and $69,000, respectively, of the commissions paid to Smith Barney Shearson.

          On September 24, 1992, American Country Financial Services Corp. ("AFSC"), a subsidiary of Country, purchased from The Mid City National Bank of Chicago the promissory note dated July 30, 1992, made by King Cars, Inc. ("King Cars") in the principal amount of $381,500 plus accrued interest in the amount of $3,560. The note, which has been renewed several times, has a current principal amount outstanding of $407,691 and matures in December 1994. King Cars is owned by Messrs. Markin, Tessler, Solomon, Thomas and Feldman. King Cars is a party to an agreement dated December 15, 1992, with Yellow Cab pursuant to which Yellow Cab purchases from King Cars display frames for installation in its taxicabs and King Cars furnishes Yellow Cab advertising copy for insertion into the frames. King Cars receives such advertising copy as an agent in Chicago for an unrelated company which is in the business of selling and arranging for local and national advertising. Of the revenues generated from such advertising, 30% will be retained by King Cars and the balance will be delivered to Yellow Cab until such time as Yellow Cab has recovered costs advanced by it for the installation of advertising frames in 500 of its taxicabs (approximately $78,000). The terms to Yellow Cab are the same or more favorable than those offered by King Cars to unrelated third parties.

Employment Agreements

          Checker L.P., as the assignee of Motors, is party to an Amended and Restated Employment Agreement dated as of November 1, 1985, as further amended, with David R. Markin pursuant to which Mr. Markin is to serve as President, Chief Executive Officer and Chief Operating Officer of Checker L.P. until April 30, 1996, subject to extension (the "Termination Date"), at a minimum salary of $600,000 per annum, together with the payment of certain insurance premiums. The beneficiaries of these insurance policies are designated by Mr. Markin. Mr. Markin continues to be eligible to participate in profit sharing, pension or other bonus plans of Checker L.P. Pursuant to the Amended and Restated Employment Agreement, in the event of Mr. Markin's death, Checker L.P. shall pay Mr. Markin's estate the compensation which would otherwise be payable to him for the period ending on the last day of the month in which death occurs. In addition, Checker L.P. shall pay to Mr. Markin's beneficiaries deferred compensation from the date of his death through the Termination Date in an annual amount equal to one-third of his base salary at the date of his death. In the event of termination of the Amended and Restated Employment Agreement for any reason other than cause, disability or death, Mr. Markin shall continue to serve as a consultant to Checker L.P. for a period of five years, for which he shall receive additional compensation in the amount of $50,000 per annum. Checker L.P. has agreed to indemnify Mr. Markin from certain liabilities arising out of his service to Checker L.P., except for liabilities resulting from his gross negligence or willful misconduct.

          Checker L.P. is party to an Amended and Restated Employment Agreement dated as of June 1, 1992, with Jeffrey Feldman pursuant to which Mr. Feldman serves as President of the vehicular operations segment until February 1, 1996 subject to extension (the "Termination Date"), at a minimum salary of $200,000 per annum, together with the payment of certain insurance premiums. The beneficiaries of these insurance policies are designated by Mr. Feldman. Mr. Feldman is eligible to participate in profit sharing, pension or other bonus plans implemented by the vehicular operations segment. Pursuant to the Amended and Restated Employment Agreement, in the event of Mr. Feldman's death, Checker L.P. shall pay Mr. Feldman's estate the amount of compensation which would otherwise be payable to him for the period ending on the last day of the month in which death occurs. In addition, Checker L.P. shall pay to Mr. Feldman's estate deferred compensation form the date of his death to the Termination Date in an annual amount equal to one-third of his base salary at the date of his death. In the event of the termination of the Amended and Restated Employment for any reason other than cause, disability or death, Mr. Feldman shall continue to serve as a consultant to Checker L.P. for a period of five years (if termi-nated by Mr. Feldman) or seven years (if terminated by Checker L.P.), for which he shall receive compensation in the amount of

$75,000 per annum. Checker L.P. has agreed to indemnify Mr. Feldman from certain liabilities, except for those resulting from his gross negligence or willful misconduct.

          Jeffrey M. Feldman is the nephew of David R. Markin.

          Motors has guaranteed certain of Checker Taxi Association's obligations. The outstanding principal balance of these obligations was approximately $0.7 million, as of December 31, 1993.

          American Country Insurance Company holds mortgages on certain of Checker L.P.'s property, securing loans in the amount of approximately $3 million.

                                                                       EXHIBIT A



                             TRANSFER AND ASSIGNMENT



          AGREEMENT, made as of the     day of             , 1994 by and among
JOHN GARAMENDI, as Insurance Commissioner of the State of California, solely in his capacity as conservator, rehabilitator and liquidator of Executive Life Insurance Company, and the BASE ASSETS TRUST (collectively, the "Assignor"), and CHECKER MOTORS CORPORATION, a New Jersey corporation (the "Assignee")

                              W I T N E S S E T H:




          WHEREAS, Executive Life Insurance Company ("ELIC") is an alleged Defaulting Limited Partner of Checker Motors Co., L.P., a Delaware limited partnership (the "Partnership"), pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership, dated the 5th day of March, 1986, as amended on July 28, 1989 and purportedly on June 25, 1991 (the "Partnership Agreement"; all capitalized terms used herein are used with the meanings ascribed to them in the Partnership Agreement unless specifically provided otherwise herein); and

          WHEREAS, the Assignor desires to transfer its and ELIC's entire interest in the Partnership (including, without limitation, the Capital Account, the Excess Capital Account, and any interest it or ELIC may have in the assets, the earnings and the Profits of the Partnership, in each case past, present or future, the "Interest") to the Assignee.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          In consideration of the payment to the Assignor of Ten Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby transfers and assigns to the Assignee, as of the date hereof, all of its and ELIC's right, title and interest in and to the Partnership, including the right to receive any distributions to which the Assignor may be entitled under the terms of the Partnership Agreement and a proportionate allocation of items of income, gain, deduction, loss and credit, except as provided in Sections 2.3(d) and (e) of the Settlement Agreement dated as of May __, 1994 among the Assignor and the Assignee, International Controls Corp., Checker Motors Co., L.P. and Checker Holding Corp.
III. The Assignee hereby assumes all of the liabilities, if any, of the Assignor pursuant to the Partnership Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                              -----------------------------------
                              JOHN GARAMENDI, in his capacity as
                              Rehabilitator, but not individually

                              BASE ASSETS TRUST



                              By: ______________________________
                                  Trustee:



                              By: ______________________________
                                  Trustee:



                              By: ______________________________
                                  Trustee:




                              CHECKER MOTORS CORPORATION



                              By:  ____________________________
                                   Name:
                                   Title:

                                                                       EXHIBIT B



                            STIPULATION OF DISMISSAL


                                [To Be Completed]

                                                                       EXHIBIT C



                               WITHDRAWAL OF CLAIM


                           [To be in form satisfactory
                              to the Rehabilitator]

                                                                       EXHIBIT D



                                     RELEASE



          THIS RELEASE (this "Release") is made ________, 1994, between JOHN GARAMENDI, solely in his capacity as conservator, rehabilitator and liquidator (the "Rehabilitator") of Executive Life Insurance Company, and the Base Asset Trust (the "Trust"), on the one hand, and each of CHECKER MOTORS CO., L.P., a Delaware limited partnership (the "Partnership"), CHECKER MOTORS CORPORATION, a New Jersey corporation and the general partner of the Partnership ("Motors"), CHECKER HOLDING CORP. III, a Delaware corporation, and INTERNATIONAL CONTROLS CORP. ("ICC"; the Partnership, Motors, Holding and ICC being hereinafter referred to as the "Checker Entities"), on the other hand.

                                    RECITALS

          A. The Settlement Agreement, dated as of __________, 1994, among the Checker Entities and the Rehabilitator and the Trust (the "Settlement Agreement"; all capitalized terms not defined herein being used with the meanings ascribed thereto in the Settlement Agreement) provides, among other things, for the purchase by the Motors or its designee of the Interest.

          B. This Release is being delivered by the Rehabilitator simultaneously with the payment by the Checker Entities directly to the Trust of the Purchase Price.

          Accordingly, the parties hereto agree as follows:

          1. RELEASE OF RELEASED PARTIES BY REHABILITATOR AND TRUST. In con-sideration of receipt of the Interest, the

Rehabilitator and the Trust hereby release and forever discharge each of the Checker Entities and each of their partners, officers, directors, shareholders and employees, their advisors, attorneys, agents, predecessors in interest, assignors, successors and assigns, and the partners, officers, directors, shareholders and employees of each of the foregoing (all such released parties hereinafter are collectively referred to as the "Released Parties") of and from
(i) any and all liabilities and obligations under the Partnership Agreement, including, without limitation, any liability for any breach of a representation, warranty or covenant contained in the Partnership Agreement, and (ii) any and all claims and causes of action of any and every character, known or unknown, anticipated or unanticipated, contingent or matured, which the Rehabilitator or the Trust may have or claim to have against any of the Released Parties, arising from or related to the Partnership Agreement and the management of the Partnership (including but not limited to any claims that were raised or could have been raised in the Lawsuit); provided, however, that no claims, rights or obligations arising under the Settlement Agreement are released hereby.

          2. FULL AND COMPLETE RELEASE; ALL CLAIMS COVERED. This Release is intended to be and is a full and complete release by the Rehabilitator and the Trust of the Released Parties regarding the subject matter of the release set forth in Paragraph 1 hereof and is intended by the Rehabilitator and the Trust to cover all claims of all types, whether arising under common law or under the statutes or regulations of (a) the States of California, New York, Delaware, Michigan, or any county, city or government agency thereof, or (b) other states or similar jurisdictions of the United States, or any county, city or government agency thereof; provided, however, that no claims, rights or obligations arising under the Settlement agreement are released hereby. The Rehabilitator and the Trust acknowledge and agree that this Release is to be construed as the broadest possible type of release regarding the subject matter of the release set forth in Paragraph 1 hereof, releasing any and all claims, including, without limitation, antitrust, contract, copyright, fiduciary duty, fraud, regulatory, royalty, securities, usury, statutory, tort, trespass and any other claims.

          3. COVENANT NOT TO SUE. In consideration for the transactions contemplated by the Settlement Agreement, the Rehabilitator and the Trust, to the extent that they held, hold or may hold any claims or causes of action that are being released hereunder pursuant to this Release, hereby covenant with each of the Released Parties not to sue, assert any claim against, or otherwise seek any recovery from the Released Parties, whether for contract, fraud, tort or otherwise.

          4. AUTHORITY AND LEGAL COMPETENCE OF REHABILITATOR AND TRUST AND LACK OF ASSIGNMENT OF CLAIMS. As part of the consideration for the transactions contemplated by the Settlement Agreement, each of the Rehabilitator and the Trust expressly severally represents and warrants to the Released Parties that they are respectively legally competent and have the authority to give this Release and that no assignment, pledge, sale, transfer, or other disposition of any right, title, interest, in or to any claim against the Released Parties has been made.

          5. KNOWLEDGE AND UNDERSTANDING. EACH OF THE REHABILITATOR AND THE TRUST SEVERALLY REPRESENTS AND AGREES THAT IT HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS RELEASE, THAT IT IS REPRESENTED HEREIN BY COUNSEL OF ITS CHOICE AND HAS FULLY DISCUSSED THIS RELEASE WITH SUCH COUNSEL, AND THAT IT IS ENTERING INTO THIS RELEASE VOLUNTARILY, WHOLLY UPON ITS OWN VOLITION, JUDGMENT, BELIEF AND KNOWLEDGE, AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF ANY PARTY.

          6. WAIVER OF CALIFORNIA CIVIL CODE S. 1542. THE REHABILITATOR AND THE TRUST HEREBY WAIVE AS AGAINST EACH RELEASED PARTY ALL RIGHTS UNDER CALIFORNIA CIVIL CODE S. 1542 AS TO THE SUBJECT MATTER OF THE RELEASE SET FORTH IN PARAGRAPH 1 HEREOF, WHICH PROVIDES THAT:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM,MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

THE REHABILITATOR AND THE TRUST ACKNOWLEDGE THAT THE HAVE BEEN FULLY INFORMED BY THEIR COUNSEL CONCERNING THE EFFECT AND IMPORT OF THIS WAIVER OF RIGHTS UNDER CALIFORNIA CIVIL CODE S. 1542.

          7. RESERVATION OF RIGHTS. Notwithstanding anything to the contrary in the Settlement Agreement or this Release, nothing therein or herein shall be construed to waive or otherwise affect the rights of the Rehabilitator, ELIC, and the Trust, if any, to proceed and/or recover against any person or entity relating to any matter not the subject of the terms of paragraph 1 of this Release, including, but not limited to, transactions or claims involving or against South Charleston Stamping & Manufacturing Company.

          8. MODIFICATIONS, AMENDMENTS OR WAIVERS. Provisions of this Release may be modified, amended or waived only by a written document specifically identifying this Release and signed by each Checker Entity and the Rehabilitator and the Trust.

          9. SUCCESSORS AND ASSIGNS. This Release shall be binding on, and shall inure to the benefit of, the Rehabilitator and the Trust and the Released Parties, respectively, and their respective legal representatives, successors, heirs and assigns.

          10. GOVERNING LAW. This Release shall be governed by, and construed in accordance with, the internal laws of the State of California without taking into account provisions regarding choice of law.

          11. SEVERABILITY. If any provision of this Release, or the application hereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Release and such provisions as applied to other persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Release was executed or last amended.

          12. ENTIRE AGREEMENT. This Release, the Settlement Agreement and the exhibits thereto contains the entire agreement and understanding of the parties hereto concerning the subject matter hereof, and supersedes and replaces any prior negotiations, understandings and agreements of any kind, written or oral. Each of the Rehabilitator and the Trust acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce such party to execute this Release, and acknowledges that it has not executed this Release in reliance upon any such promise, representation or warranty not contained herein.

          13. COUNTERPARTS. This Release may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Release to be executed on the date first written above.


                              ---------------------------------
                              JOHN GARAMENDI, in his capacity
                              as Rehabilitator, but not
                              individually


                              BASE ASSETS TRUST



                              By:_____________________________
                                 Trustee


                              By:_____________________________
                                 Trustee


                              By:_____________________________
                                 Trustee

ACCEPTED:

CHECKER MOTORS CO., L.P.

By:  Checker Motors Corporation
     General Partner


By:______________________________
   Name:
   Title:


CHECKER MOTORS CORPORATION


By:______________________________
   Name:
   Title:


CHECKER HOLDING CORP. III


By:______________________________
   Name:
   Title:


INTERNATIONAL CONTROLS CORP.


By:______________________________
   Name:
   Title:

                                                                       EXHIBIT E


                                     RELEASE



          THIS GENERAL RELEASE (this "Release") is made ________, 1994, between each of INTERNATIONAL CONTROLS CORP., a Florida corporation ("ICC") CHECKER MOTORS CO., L.P., a Delaware limited partnership (the "Partnership"), CHECKER MOTORS CORPORATION, a New Jersey corporation and the general partner of the Partnership ("Motors"), and CHECKER HOLDING CORP. III, a Delaware corporation ("Holding"); ICC, the Partnership, Motors and Holding being hereinafter referred to as the "Checker Entities"), on the one hand, and JOHN GARAMENDI, solely in his capacity as conservator, rehabilitator and liquidator (the "Rehabilitator") of Executive Life Insurance Company, and the BASE ASSETS TRUST (the "Trust"), on the other hand.
                                    RECITALS

          A. The Settlement Agreement dated as of __________, 1994, among the Checker Entities and the Rehabilitator and the Trust (the "Settlement Agreement"; all capitalized terms not defined herein being used with the meanings ascribed thereto in the Settlement Agreement) provides, among other things, for the purchase by the Checker Entities of the Interest.

          B. This General Release is being delivered by the Checker Entities simultaneously with the assignment of the Interest by the Rehabilitator and the Trust to the Checker Entities.

          Accordingly, the parties hereto agree as follows:

          1. RELEASE OF RELEASED PARTIES BY THE CHECKER ENTITIES. In con-sideration of receipt of the Interest, each of the Checker Entities hereby releases and forever discharges the Rehabilitator and the Trust each of their trustees, advisors, attorneys, agents, predecessors in interest, assignors, successors and assigns, and the officers, directors, shareholders and employees of each of the foregoing (all such released parties hereinafter are collectively referred to as the "Released Parties") of and from (i) any and all liabilities and obligations under the Partnership Agreement, including, without limitation, any liability for any breach of a representation, warranty or covenant contained in the Partnership Agreement, and (ii) any and all claims and causes of action of any and every character, known or unknown, anticipated or unanticipated, contingent or matured, which any of the Checker Entities may have or claim to have against any of the Released Parties, arising from or related to the Part-nership Agreement and the management of the Partnership (including but not limited to any claims that were raised or could have been raised in the Lawsuit); provided, however, that no claims, rights or obligations arising under the Settlement Agreement are released hereby.

          2. FULL, COMPLETE AND RELEASE; ALL CLAIMS COVERED. This Release is intended to be and is a full and complete release by the Checker Entities of the Released Parties regarding the subject matter of the release set forth in Paragraph 1 hereof and is intended by the Checker Entities to cover all claims of all types, whether arising under common law or under the statutes or regulations of
(a) the States of California, New York, Delaware, Michigan, or any county, city or government agency thereof, or (b) other states or similar jurisdictions of the United States, or any county, city or government agency thereof; provided, however, that no claims, rights or obligations arising under the Settlement Agreement are released hereby. The Checker Entities acknowledge and agree that this Release is to be construed as the broadest possible type of release regarding the subject matter of the release set forth in Paragraph 1 hereof releasing any and all claims, including, without limitation, antitrust, contract, copyright, fiduciary duty, fraud, regulatory, royalty, securities, usury, statutory, tort, trespass and any other claims.

          3. COVENANT NOT TO Sue. In consideration for the transactions contemplated by the Settlement Agreement, the Checker Entities, to the extent that any of the Checker Entities held, holds or may hold any claims or causes of action that are being released hereunder pursuant to this Release, hereby covenant with each of the Released Parties not to sue, assert any claim against, or otherwise seek any recovery from the Released Parties, whether for contract, fraud, tort or otherwise.

          4.     AUTHORITY OF CHECKER ENTITIES AND LACK OF ASSIGNMENT OF CLAIMS.

As part of the consideration for the transactions contemplated by the Settlement Agreement, each of the Checker Entities expressly represents and warrants to the Released Parties that such Checker Entity has the authority to give this Release and that no assignment, pledge, sale, transfer, or other disposition of any right, title, interest, in or to any claim of such Checker Entity against the Released Parties has been made.

          5. KNOWLEDGE AND UNDERSTANDING. EACH CHECKER ENTITY REPRESENTS AND AGREES THAT SUCH CHECKER ENTITY HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS RELEASE, THAT SUCH CHECKER ENTITY IS REPRESENTED HEREIN BY COUNSEL OF SUCH CHECKER ENTITY'S CHOICE AND HAS FULLY DISCUSSED THIS RELEASE WITH SUCH COUNSEL, AND THAT SUCH CHECKER ENTITY IS ENTERING INTO THIS RELEASE VOLUNTARILY, WHOLLY UPON SUCH CHECKER ENTITY'S OWN VOLITION, JUDGMENT, BELIEF AND KNOWLEDGE, AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF ANY PARTY.

          6. WAIVER OF CALIFORNIA CIVIL CODE S. 1542. EACH CHECKER ENTITY HEREBY WAIVES AS AGAINST EACH RELEASED PARTY ALL RIGHTS UNDER CALIFORNIA CIVIL CODE S. 1542 AS TO THE SUBJECT MATTER OF THE RELEASE SET FORTH IN PARAGRAPH 1 HEREOF, WHICH PROVIDES THAT:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM,MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

EACH CHECKER ENTITY ACKNOWLEDGES THAT SUCH CHECKER ENTITY HAS BEEN FULLY IN-FORMED BY SUCH CHECKER ENTITY'S OWN COUNSEL CONCERNING THE EFFECT AND IMPORT OF THIS WAIVER OF RIGHTS UNDER CALIFORNIA CIVIL CODE S. 1542.

          7.     RESERVATION OF RIGHTS.

          Notwithstanding anything to the contrary in the Settlement Agreement or this Release, nothing therein or herein shall be construed to waive or otherwise affect the rights of the Checker Entities, if any, to proceed and/or recover against any person or entity relating to any matter not the subject to the terms of paragraph 1 of this Release, including, but not limited to transactions involving South Charleston Stamping & Manufacturing Company.

          8. MODIFICATIONS, AMENDMENTS OR WAIVERS. Provisions of this Release may be modified, amended or waived only by a written document specifically identifying this Release and signed by each Checker Entity, the Rehabilitator and the Trust.

          9. SUCCESSORS AND ASSIGNS. This Release shall be binding on, and shall inure to the benefit of, the Checker Entities and the Released Parties, respectively, and their respective legal representatives, successors, heirs and assigns.

          10. GOVERNING LAW. This Release shall be governed by, and construed in accordance with, the internal laws of the State of California without taking into account provisions regarding choice of law.

          11. SEVERABILITY. If any provision of this Release, or the application hereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Release and such provisions as applied to other persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Release was executed or last amended.

          12. ENTIRE AGREEMENT. This Release and the Settlement Agreement and related documents contains the entire agreement and understanding of the parties hereto concerning the subject matter hereof, and supersedes and replaces any prior negotiations, understandings and agreements of any kind, written or oral. Each Checker Entity acknowledges that no other party, nor any agent or attorney of any other party, has made any promise, representation or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce such party to execute this Release, and acknowledges that such Checker Entity has not executed this Release in reliance upon any such promise, representation or warranty not contained herein.

          13. COUNTERPARTS. This Release may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Release to be executed on the date first written above.


___________________________________
JOHN GARAMENDI, in his capacity as
Rehabilitator, but not individually


BASE ASSETS TRUST


By:_______________________________
   Trustee

By:_______________________________
   Trustee

By:_______________________________
   Trustee


                              CHECKER MOTORS CO., L.P.

                              By:  Checker Motors Corporation

                                     General Partner


                              By:______________________________
                                   Name:
                                   Title:



                              CHECKER MOTORS CORPORATION


                              By:______________________________
                                   Name:
                                   Title:



                              CHECKER HOLDING CORP. III


                              By:______________________________
                                   Name:
                                   Title:



                              INTERNATIONAL CONTROLS CORP.


                              By:______________________________
                                   Name:
                                   Title:

                                                                     EXHIBIT F-1



                            OPINION OF COUNSEL TO THE
                                  REHABILITATOR


14. The Rehabilitator has all requisite power and authority to execute, deliver and perform his obligations under the Agreement (defined to include Exhibits).

15. The execution, delivery and performance of the Agreement and the compliance by the Rehabilitator with all of the provisions thereof and the consummation of the transactions contemplated thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or, if so required, all such consents, approvals, authorizations and orders have been obtained and are in full force and effect, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreement to which the Rehabilitator is a party or by which any of ELIC's properties is bound or violate or conflict with any law, administrative regulation or ruling or court decree applicable to the Rehabilitator or ELIC or any of ELIC's properties.

16. The Agreement has been duly authorized, executed and delivered by the Rehabilitator and constitutes the legal, valid and binding obligation of the Rehabilitator, enforceable against the Rehabilitator and ELIC in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) that the availability of equitable remedies may be limited by equitable principles of general applicability. To the best of such counsel's knowledge, there are no legal or governmental proceedings which question the power and authority of the Rehabilitator to deliver and perform their obligations under the Agreement.

17. To the best knowledge of such counsel, there are no security interests, charges, claims, liens, encumbrances or adverse interests of any kind on the Interest and no actions, warrants or other rights to purchase, agreement or other obligations to sell any portion of the Interest or any portion of a claim against the Checker Entities are outstanding.



                                      F-1-1

                                                                     EXHIBIT F-2



                            OPINION OF COUNSEL TO THE
                                      TRUST


1. The Trust has all requisite power and authority to execute, deliver and perform its obligations under the Agreement (defined to include Exhibits).

2. The execution, delivery and performance of the Agreement and the compliance by the Trust with all of the provisions thereof and the consummation of the transactions contemplated thereby will not require any consent, approval, authorization or other order of any court or governmental body or, if so required, all such consents, approvals, authorizations and orders have been obtained and are in full force and effect, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreement to which the Trust is a party or by which any of the Trust's properties is bound.

3. The Agreement has been duly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) that the availability of equitable remedies may be limited by equitable principles of general applicability. To the best of such counsel's knowledge, there are no legal or governmental proceedings which question the power and au-thority of the Trust to deliver and perform its obligations under the Agreement.

4. To the best knowledge of such counsel, there are no security interests, charges, claims, liens, encumbrances or adverse interests of any kind on the Interest and no actions, warrants or other rights to purchase, agreement or other obligations to sell any portion of the Interest or any portion of a claim against the Checker Entities are outstanding.



                                      F-2-1

                                                                       EXHIBIT G



                   OPINION OF COUNSEL TO THE CHECKER ENTITIES


1. Each of the Checker Entities has all requisite power and authority to execute, deliver and perform his obligations under the Agreement (defined to include Exhibits).

2. The execution, delivery and performance of the Agreement and the compliance by the Checker Entities with all of the provisions thereof and the consummation of the transactions contemplated thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or, if so required, all such consents, approvals, authorizations and orders have been obtained and are in full force and effect and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, any material agreement to which any of the Checker Entities is a party or by which any of any of their properties is bound or violate or conflict with any law, administrative regulation or ruling or court decree applicable to the Checker Entities or any of their properties.

3. The Agreement has been duly authorized, executed and delivered by each of the Checker Entities and constitutes the legal, valid and binding obligation of the Checker Entities, enforceable against the Checker Entities in accordance with its terms, except (a) as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (b) that the availability of equitable remedies may be limited by equitable principles of general applicability. To the best of counsel's knowledge, there are no legal or governmental proceedings which question the power and authority of the Checker Entities to deliver and perform their obligations under the Agreement.



                                       G-1